UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2021

OWL ROCK CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue 38th Floor
New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ORCC	The New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Credit Agreement

On July 8, 2021, ORCC Financing II LLC, a subsidiary of Owl Rock Capital Corporation (the “Company”), entered into the Amendment to Credit Agreement (the “Amendment” and the facility as amended, the “Secured Credit Facility”), which amended that certain Credit Agreement, dated May 22, 2018 as amended by the amendments dated as of October 10, 2018, dated as of December 20, 2018, dated as of May 30, 2019, dated as of November 22, 2019 and dated as of March 17, 2020 by and among ORCC Financing II LLC, as Borrower, the lenders from time to time parties thereto (the “Lenders”), Natixis, New York Branch, as administrative agent, State Street Bank and Trust Company as collateral agent, collateral administrator and collateral custodian and Cortland Capital Market Services LLC as document custodian. Among other changes, the Amendment extended the reinvestment period and the stated maturity, adjusted the applicable margin for the revolving and term loan commitments and adjusted the commitment fees payable by the Borrower.

The foregoing description is only a summary of certain of the provisions of the Amendment and is qualified in its entirety by the Amendment which is filed as an exhibit hereto.

Borrowings of ORCC Financing II are considered our borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

CLO Refinancing

On July 9, 2021 (the “Refinancing Date”), the Company completed a $440.5 million term debt securitization refinancing (the “CLO Refinancing”), also known as a collateralized loan obligation refinancing, which is a form of secured financing incurred by the Company. The secured notes and preferred shares issued in the CLO Refinancing were issued by the Company’s consolidated subsidiaries Owl Rock CLO IV, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (the “Issuer”), and Owl Rock CLO IV, LLC, a Delaware limited liability company (the “Co-Issuer” and together with the Issuer, the “Issuers”) and are backed by a portfolio of collateral obligations consisting of middle market loans and participation interests in middle market loans as well as by other assets of the Issuer.

The CLO Refinancing was executed by the issuance of the following classes of notes pursuant to an indenture and security agreement dated as of May 28, 2020 (the “Original Closing Date”), as supplemented by the supplemental indenture dated as of the Refinancing Date (the “Indenture”), by and among the Issuers and State Street Bank and Trust Company: (i) $252 million of AAA(sf) Class A-1-R Notes, which bear interest at three-month LIBOR plus 1.60% and (ii) $40.5 million of AA(sf) Class A-2-R Notes, which bear interest at three-month LIBOR plus 1.90% (together, the “Secured Notes”). The Secured Notes are secured by the middle market loans, participation interests in middle market loans and other assets of the Issuer. The Secured Notes are scheduled to mature on August 20, 2033. The Secured Notes were privately placed by Natixis Securities Americas LLC. Upon the occurrence of certain triggering events relating to the end of LIBOR, a different benchmark rate will replace LIBOR as the reference rate for interest accruing on the Secured Notes. The proceeds from the CLO Refinancing were used to redeem in full the classes of notes issued on the Original Closing Date, to redeem a portion of the preferred shares of the Issuer as described below and to pay expenses incurred in connection with the CLO Refinancing.

Concurrently with the issuance of the Secured Notes, the Issuer redeemed 38,900 preferred shares held by the Company at a total redemption price of $38.9 million ($1,000 per preferred share) of preferred shares held by the Company. The Company retains the 148,000 preferred shares of the Issuer that remain outstanding and that the Company acquired on the Original Closing Date. The Preferred Shares were issued by the Issuer as part of its issued share capital and are not secured by the collateral securing the Secured Notes. The Company acts as retention holder in connection with the CLO Refinancing for the purposes of satisfying certain U.S. and European Union regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of the Preferred Shares.

Through August 20, 2025, a portion of the proceeds received by the Issuer from the loans securing the Secured Notes may be used by the Issuer to purchase additional middle market loans under the direction of Owl Rock Capital Advisors LLC (“ORCA”), the Company’s investment advisor, in its capacity as collateral manager for the Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle market loans.

The Secured Notes are the secured obligation of the Issuers, and the Indenture includes customary covenants and events of default. The Secured Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration.

ORCA serves as collateral manager for the Issuer under a collateral management agreement dated as of the Original Closing Date. ORCA is entitled to receive fees for providing these services. ORCA has waived its right to receive such fees but may rescind such waiver at any time.

ORCC expects to use the proceeds of the issuance and incurrence of the Secured Notes, net of certain fees and expenses, to repay revolving loans borrowed by ORCC and its subsidiaries under existing credit facilities.

The foregoing description is only a summary of certain of the provisions of the Indenture and is qualified in its entirety by the Indenture which is filed as an exhibit hereto.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

10.1 Sixth Amendment to Credit Agreement, dated as of July 8, 2021, by and among ORCC Financing II LLC, as borrower, Natixis, New York Brank, as administrative agent, State Street Bank and Trust Company, as collateral agent, collateral administrator and collateral custodian and the lenders identified therein.

10.2 First Supplemental Indenture, dated as of July 9, 2021, among Owl Rock CLO IV, Ltd., as Issuer, Owl Rock CLO IV, LLC, as co-issuer and State Street Bank and Trust Company, as Trustee to the Indenture and Security Agreement, dated as of May 28, 2020, among the Issuer, the Co-Issuer and the Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Owl Rock Capital Corporation

Date: July 14, 2021	By:	/s/ Bryan Cole
Bryan Cole Chief Accounting Officer